                                                                  Exhibit (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated February 15, 2008 of the Van Kampen Life Investment Trust Mid Cap Growth Portfolio (formerly Aggressive Growth Portfolio), Van Kampen Life Investment Trust Comstock Portfolio, Van Kampen Life Investment Trust Capital Growth Portfolio (formerly Strategic Growth Portfolio), Van Kampen Life Investment Trust Enterprise Portfolio, Van Kampen Life Investment Trust Government Portfolio, Van Kampen Life Investment Trust Growth and Income Portfolio and Van Kampen Money Market Portfolio in the Statement of Additional Information in the Registration Statement (Form N-1A) of the Van Kampen Life Investment Trust with the Securities and Exchange Commission in this Post Effective Amendment No. 44 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-00628).




/s/ ERNST & YOUNG LLP




Chicago, Illinois
December 29, 2008